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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement No. 333-73451 on Form S-8, filed March 5, 1999; Registration Statement No. 333-68373 on Form S-8, filed December 4, 1998; Registration Statement No. 333-25757 on Form S-8, filed April 24, 1997, as amended June 24, 1998; and Registration Statement No. 333-57583 on Form S-8, filed June 24, 1998, and in the related Prospectuses of Midway Games Inc., of our report dated August 25, 1999, with respect to the financial statements and schedule of Midway Games Inc. and subsidiaries, included and/or incorporated by reference, in the Annual Report (Form 10-K) of Midway Games Inc. for the year ended June 30, 1999.

                                       Ernst & Young LLP

Chicago, Illinois
September 23, 1999